Gulf Resources Announces the Completion of the Flood Prevention Project

SHOUGUANG, China, Jan. 30, 2024 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq: GURE) (“Gulf Resources” or the “Company”), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced that it has completed its approximately $50 million flood prevention project recently. This project was implemented for safeguarding its bromine facilities.

While implemented to protect its bromine facilities and prevent potential flooding that could harm the wells, aqueducts and crude salt pans at the Company’s plant, the Company expects two long-term benefits:

1.   Cost Savings

•	Over the past six years, the Company has spent approximately $47 million repairing its facilities after two separate typhoons. This amount is close to the total cost of the flood prevention project. The Company believes the flood prevention project may mitigate the risks and associated expenses related to future storms-induced flooding and prevent major flooding in the future, ultimately saving money in the long run.

2.   Enhanced Utilization

•	Through the flood prevention project, the Company believes it may be able to drill in certain low-lying areas that were previously not suitable for wells. This expansion may result in higher utilization rates, particularly as the markets for bromine and crude salt improve.

The Company aims to assure investors that all decisions regarding the flood prevention project were reviewed by the Board of Directors of the Company. The process involved competitive bidding, and the Company believes that no manager, director, or employee personally gained from these expenditures.

For more information about the flood prevention project, please see also the Company’s Current Report on Form 8-K previously filed with the U.S. Securities Exchange Commission on November 17, 2023.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through four wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited (“SCHC”), Shouguang Yuxin Chemical Industry Co., Limited (“SYCI”), Daying County Haoyuan Chemical Company Limited (“DCHC”) and Shouguang Hengde Salt Industry Co. Ltd. (“SHSI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. Through SHSI, the Company manufactures and sells crude salt. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in China, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this statement and the risks factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Contact Data

CONTACT: Gulf Resources, Inc.

Web: http://www.gulfresourcesinc.com

Director of Investor Relations

Helen Xu (Haiyan Xu)

beishengrong@vip.163.com